Exhibit 99.1


FOR IMMEDIATE RELEASE         Contact:    William C. McCartney
---------------------                     Chief Financial Officer

                                          Telephone: (978) 688-1811
                                          Fax:       (978) 688-2976

           WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2006 RESULTS

      North Andover, MA...May 2, 2006. Watts Water Technologies, Inc. (NYSE:
WTS) today announced results for the first quarter ended April 2, 2006. Sales were $274,950,000, an increase of $55,923,000, or 26%, compared to the first quarter of 2005. Net income for the first quarter of 2006 was $14,963,000, or $0.46 per share, which included a loss from discontinued operations of $124,000, versus net income of $12,358,000, or $0.37 per share, which included a loss from discontinued operations of $39,000, for the first quarter of 2005. Income from continuing operations for the first quarter of 2006 increased by $2,690,000, or 22%, to $15,087,000, or $0.46 per share, compared to income from continuing operations for the first quarter of 2005 of $12,397,000, or $0.37 per share.

      The Company adopted Financial Accounting Standards Board Statement No. 123R (FAS 123R) that requires the Company to expense the value of employee stock options and similar awards effective January 1, 2006. This resulted in incremental pre-tax costs in selling, general and administrative expense of approximately $450,000 for the first quarter of 2006 compared to the comparable period last year.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with our overall performance in the first quarter of 2006. We achieved record results with all segments contributing to our growth in sales and earnings. The increase in sales was achieved through contributions from acquired companies and internal growth, offset by an adverse change in foreign exchange rates. Acquisitions contributed 17% or $37,126,000; internal growth was 11% and contributed $23,255,000; and a net unfavorable foreign exchange movement, primarily due to the euro devaluation against the dollar, offset these increases by 2%, or $4,458,000. Acquired growth was attributable to the December 2005 acquisitions of Core Industries Inc. (FEBCO, Mueller Steam Specialty and Polyjet Valves product lines) and Dormont Manufacturing Company, the November 2005 acquisition of Flexflow Tubing LLP, the July 2005 acquisitions of the water connecter business of the Donald E. Savard Company and Microflex N.V., the June 2005 acquisition of the water softener business of Alamo Water Refiners, Inc., and the May 2005 acquisition of Electro Controls Ltd."

      "Our North American segment sales increased for the first quarter of 2006 by 33% to $196,566,000 compared to $147,477,000 for first quarter of 2005. This increase was achieved through the inclusion of acquired sales totaling

$34,316,000, or 23%, internal sales growth of $13,967,000, or 9%, and favorable foreign exchange rates of $806,000 associated with the strengthening of the Canadian dollar versus the U.S. dollar."

      "Internal sales in our North American wholesale market increased 9% over the first quarter of 2005. This increase was led by increased sales of water pressure regulators, relief valves and backflow prevention units, as well as strength in the plumbing and under-floor radiant heating product lines. Internal growth in our North American home improvement retail market was 10% for the first quarter of 2006 over the first quarter of 2005. This increase was led by increased sales of fittings and supply lines and under-floor radiant heating product lines."

      "We derived 26% of our total sales for the first quarter of 2006 from our European segment. European sales increased $5,825,000, or 9%, to $72,259,000 compared to the first quarter of 2005. Internal growth of 13%, or $8,450,000, and acquired growth of 4%, or $2,810,000, was offset by an unfavorable foreign exchange movement associated with the weakening of the euro versus the US dollar of $5,435,000. Our internal growth in Europe was broad-based with most markets and channels exhibiting improvement."

      "China's segment sales in the first quarter of 2006 increased $1,009,000, or 20%, to $6,125,000 compared to the first quarter of 2005. Internal growth was $838,000, or 17%, and $171,000, or 3%, was due to favorable foreign exchange rates associated with the yuan strengthening against the U.S. dollar. The internal growth in China was due to a 22% increase in the domestic market, as well as, an increase into the export market over the comparable period last year."

      "Our operating income for the first quarter of 2006 increased by $5,222,000, or 25%, to $26,532,000 as compared to $21,310,000 in 2005. Internal growth was 12%, or $2,568,000, with positive performances from each segment. Acquisitions provided $2,590,000, or 12%, and reduced quarter-on-quarter restructuring costs contributed to the increase with unfavorable foreign exchange movements offsetting these increases."

      O'Keefe concluded, "On April 27, 2006, we restructured our long-term debt. We completed a private placement offering of $225,000,000 of 5.85% senior unsecured notes payable in April 2016. We used the net proceeds from the notes to repay $147,000,000 outstanding under our revolving credit facility. The balance of the net proceeds will be used to finance future acquisitions and for general corporate purposes. Additionally, we amended our revolving credit facility, increasing our borrowing capacity from $300,000,000 to $350,000,000, reducing the interest spread and extending the term to April 2011."

      The Company incurred costs, net of tax, of $149,000 and $496,000, respectively, in the first quarters of 2006 and 2005 for its manufacturing restructuring plan. In the first quarter of 2006, the Company recorded a net pre-tax charge of approximately $235,000 primarily for severance costs related to European restructuring efforts. For the first quarter of 2005, the Company recorded a pre-tax charge of approximately $774,000, which consisted of $412,000 recorded in cost of sales primarily for accelerated depreciation for both the expected closure of a U.S. manufacturing plant and a reduction in the estimated useful lives of certain manufacturing equipment and $362,000 recorded in selling, general and administrative expenses for severance costs related to European restructuring.

      The loss from discontinued operations in the first quarters of 2006 and 2005 were for costs associated with the James Jones litigation.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2006 on Tuesday, May 2, 2006, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 2, 2007.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                                 First Quarter Ended
                                                                              -------------------------
                                                                               April 2,        April 3,
                                                                                 2006            2005
                                                                              ---------       ---------
Net sales ..........................................................          $ 274,950       $ 219,027
Cost of goods sold .................................................            179,132         141,649
                                                                              ---------       ---------
    GROSS PROFIT ...................................................             95,818          77,378
Selling, general & administrative expenses .........................             69,051          55,706
Restructuring ......................................................                235             362
                                                                              ---------       ---------
    OPERATING INCOME ...............................................             26,532          21,310
                                                                              ---------       ---------
Other (income) expense:
    Interest income ................................................               (418)           (309)
    Interest expense ...............................................              4,192           2,521
    Minority interest ..............................................                 84              65
    Other ..........................................................               (400)            (87)
                                                                              ---------       ---------
                                                                                  3,458           2,190
                                                                              ---------       ---------
    INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..........             23,074          19,120
Provision for income taxes .........................................              7,987           6,723
                                                                              ---------       ---------
    INCOME FROM CONTINUING OPERATIONS ..............................             15,087          12,397
Loss from discontinued operations, net of taxes ....................               (124)            (39)
                                                                              ---------       ---------
    NET INCOME .....................................................          $  14,963       $  12,358
                                                                              =========       =========

BASIC EPS
Income per share:
    Continuing operations ..........................................          $    0.46       $    0.38
    Discontinued operations ........................................                 --              --
                                                                              ---------       ---------
    NET INCOME .....................................................          $    0.46       $    0.38
                                                                              =========       =========
Weighted average number of shares ..................................             32,591          32,408
                                                                              =========       =========
DILUTED EPS
Income per share:
    Continuing operations ..........................................          $    0.46       $    0.37
    Discontinued operations ........................................                 --              --
                                                                              ---------       ---------
    NET INCOME .....................................................          $    0.46       $    0.37
                                                                              =========       =========
Weighted average number of shares ..................................             32,823          33,032
                                                                              =========       =========

    Dividends per share ............................................          $    0.09       $    0.08
                                                                              =========       =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                  (Unaudited)

                                                         First Quarter Ended
                                                     --------------------------
                                                      April 2,         April 3,
                                                        2006             2005
                                                     ---------        ---------
STATEMENTS OF INCOME

Net sales                                            $ 274,950        $ 219,027

Income from continuing operations                    $  15,087        $  12,397
Loss from discontinued operations                         (124)             (39)
                                                     ---------        ---------
Net income                                           $  14,963        $  12,358
                                                     =========        =========

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common
Shares & Equivalents                                    32,823           33,032

Earnings per Share:
     Continuing operations                           $    0.46        $    0.37
     Discontinued operations                                --               --
                                                     ---------        ---------
     Net income                                      $    0.46        $    0.37
                                                     =========        =========

Cash dividends per share                             $    0.09        $    0.08

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                  (Unaudited)

                                                                                                     April 2,           December 31,
                                                                                                       2006                 2005
                                                                                                   -----------          -----------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ............................................................         $    45,677          $    45,758
    Trade accounts receivable, less allowance for doubtful accounts of
       $9,293 at April 2, 2006 and $9,296 at December 31, 2005 ...........................             191,079              177,364
    Inventories, net:
       Raw materials .....................................................................              91,189               84,087
       Work in process ...................................................................              26,205               23,201
       Finished goods ....................................................................             144,350              135,549
                                                                                                   -----------          -----------
          Total Inventories ..............................................................             261,744              242,837
    Prepaid expenses and other assets ....................................................              17,889               25,361
    Deferred income taxes ................................................................              30,620               27,540
    Assets of discontinued operations ....................................................               8,155                9,555
                                                                                                   -----------          -----------
       Total Current Assets ..............................................................             555,164              528,415
                                                                                                   -----------          -----------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ...............................................             348,187              328,812
    Accumulated depreciation .............................................................            (171,738)            (163,813)
                                                                                                   -----------          -----------
       Property, plant and equipment, net ................................................             176,449              164,999
                                                                                                   -----------          -----------
OTHER ASSETS:
    Goodwill .............................................................................             293,643              296,636
    Other, net ...........................................................................             106,640              110,920
                                                                                                   -----------          -----------
TOTAL ASSETS .............................................................................         $ 1,131,896          $ 1,100,970
                                                                                                   ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .....................................................................         $    99,506          $    91,053
    Accrued expenses and other liabilities ...............................................              65,594               67,071
    Accrued compensation and benefits ....................................................              26,269               28,496
    Current portion of long-term debt ....................................................               7,391               13,635
    Liabilities of discontinued operations ...............................................              23,054               23,068
                                                                                                   -----------          -----------
       Total Current Liabilities .........................................................             221,814              223,323
                                                                                                   -----------          -----------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................................             308,259              293,350
DEFERRED INCOME TAXES ....................................................................              25,355               24,803
OTHER NONCURRENT LIABILITIES .............................................................              30,082               32,187
MINORITY INTEREST ........................................................................               7,976                7,831

STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ...................................................                  --                   --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 25,353,181 shares at
       April 2, 2006 and 25,205,210 shares at December 31, 2005 ..........................               2,535                2,521
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,293,880 shares at
       April 2, 2006 and 7,343,880 at December 31, 2005 ..................................                 729                  734
    Additional paid-in capital ...........................................................             145,130              142,694
    Retained earnings ....................................................................             380,142              368,264
    Accumulated other comprehensive income ...............................................               9,874                5,263
                                                                                                   -----------          -----------
       Total Stockholders' Equity ........................................................             538,410              519,476
                                                                                                   -----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................................         $ 1,131,896          $ 1,100,970
                                                                                                   ===========          ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                                    Net Sales

                                               First Quarter Ended
                                            -------------------------
                                             April 2,        April 3,
                                               2006            2005
                                            ---------       ---------

        North America                       $ 196,566       $ 147,477
        Europe                                 72,259          66,434
        China                                   6,125           5,116
                                            ---------       ---------
        Total                               $ 274,950       $ 219,027
                                            =========       =========

                                                 Operating Income

                                                First Quarter Ended
                                            -------------------------
                                             April 2,        April 3,
                                               2006            2005
                                            ---------       ---------

        North America                       $  22,402       $  18,446
        Europe                                  9,570           7,493
        China                                   1,015             545
        Corporate                              (6,455)         (5,174)
                                            ---------       ---------
        Total                               $  26,532       $  21,310
                                            =========       =========